EXHIBIT 10.39
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                       EXTENSION OF PROMISSORY NOTE


          EXTENSION OF PROMISSORY NOTE (the "Extension"), dated as of
December 29, 1995, by and between AMERICONNECT, INC., a Delaware corporation (the "Holder"), and RICHARD K. HALFORD (the "Borrower"), both being parties to that certain Note dated April 3, 1995 (the "Note").

                           W I T N E S S E T H:

          WHEREAS, pursuant to the terms and conditions of the Note, Borrower has previously delivered to Holder a Note, dated April 3, 1995, in the original principal sum of $3,000; and

          WHEREAS, Holder and Borrower desire to extend the date on which the Note is payable in full to May 15, 1996.

          NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the parties hereto do hereby agree as follows:

          1. The Note shall be extended to be payable in full on May 15, 1996.

          2.   Borrower agrees to print the following legend on the Note:

     "This Note is subject to any and all terms, conditions and modifications as provided in the Extension of Promissory Note dated as of December 29, 1995."

          3. Except as amended by this Extension, the Note shall remain in full force and effect.

          4. This Extension shall become effective upon the execution hereof by Holder and Borrower.
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          IN WITNESS WHEREOF, the parties hereto have caused this Extension to be duly executed as of the day and year first above written.


                                   /s/ Richard K. Halford
                                   Richard K. Halford

                                                  "BORROWER"



                                   AMERICONNECT, INC.

                                   By:  /s/ Robert R. Kaemmer
                                        Name:     Robert R. Kaemmer
                                        Title:    President

                                                  "HOLDER"